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                                                                Exhibit 99.1





For Immediate Release


The Bank of New York Company, Inc. and BNY ConvergEx Group
Complete Formation of Leading Institutional Trading and Investment
Technology Firm

NEW YORK, October 2, 2006 - The Bank of New York Company, Inc.
announced today that it has completed the transaction resulting in the formation of BNY ConvergEx Group, LLC, first announced on June 30, 2006.

The Bank joined forces with Eze Castle Software, LLC and GTCR Golder Rauner, LLC, a private equity firm, to form BNY ConvergEx Group. The new company brings together the Bank's trade execution, commission management, independent research and transition management businesses with Eze Castle Software, a leading provider of trade order management and related investment technologies.

"BNY ConvergEx Group will be an entrepreneurial organization that harnesses the powerful and complementary offerings from our organization and Eze Castle Software to win and grow in a rapidly changing marketplace," said Thomas A. Renyi, chairman and chief executive officer of The Bank of New York Company. "BNY ConvergEx Group strengthens our product offering immediately and will enjoy an efficient and flexible capital structure to support its future growth."

"Today marks the creation of a new, independent and nimble organization that ranks as one of the leading global agency brokerage and technology companies, offering a complete spectrum of pre-trade, trade, and post-trade solutions for traditional money managers, hedge funds, broker-dealers, corporations and plan sponsors," said Joseph M. Velli, chairman and chief executive officer of BNY ConvergEx Group. "We will move quickly to enhance and expand our product and service offerings, leveraging our collective experience and market leadership to anticipate our clients' needs and create sustainable growth for our organization."

BNY ConvergEx Group's comprehensive suite of services, advanced technology offerings and breadth of distribution channels enable its customers to manage all aspects of the investment cycle, including idea generation, research, trade analysis, execution and wholesale clearing, risk management, commission management, transition management, compliance and portfolio management.

In addition to Eze Castle Software, the Bank businesses that are now part of BNY ConvergEx Group are BNY Brokerage, including BNY Global
Transition Management; Lynch, Jones & Ryan; G-Port; Westminster
Research; and BNY Jaywalk. Each of these businesses will retain its respective brand name while taking advantage of the combined capabilities of BNY ConvergEx Group.

                                   - more -
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The Bank of New York's B-Trade and G-Trade businesses are expected to become part of BNY ConvergEx Group in 2008, although in the interim they will continue to be owned by The Bank of New York.

As an affiliate of the Bank, BNY ConvergEx Group will continue to be an integral part of the Bank's offerings, providing a broad array of agency brokerage, order management and global transition management solutions to the Bank's institutional clients worldwide.

The BNY ConvergEx Group brand name reflects the convergence of technologies required to provide open solutions that span the investment cycle. With approximately 635 employees worldwide, BNY ConvergEx
Group has a global presence in New York, Boston, San Francisco, Chicago, Dallas, Stamford, London, Bermuda, Tokyo, Hong Kong, and Sydney.

The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, asset management, and private banking. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. Additional information is available at www.bankofny.com.

                                     *****


Contacts:	Media:	                            Investors:
                ------                              ----------
                Kevin Heine                         Joseph F. Murphy
                The Bank of New York                212-635-7740
                212-635-1569                        Kenneth A. Brause
                                                    212-635-1578
                Margaret Farrell
                BNY ConvergEx Group
                212-468-7708